Exhibit 32.1

Certification of the Co-Chief Executive Officers
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Quarterly Report of Cohen & Steers, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Martin Cohen and Robert H. Steers, Co-Chief Executive Officers of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 21, 2004

/s/ Martin Cohen Martin Cohen Co-Chief Executive Officer

/s/ Robert H. Steers Robert H. Steers Co-Chief Executive Officer